Exhibit 10

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption is dated as of the date set forth below (the “Effective Date”) and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit Agreement dated as of June 14, 2011 (the “Credit Agreement”), among Symbion, Inc., a Delaware corporation (the “Buyer”), Symbol Holdings Corporation, a Delaware corporation (“Holdings”), the Lenders party thereto from time to time, and Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and each Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Facilities identified below (including participations in any Letters of Credit and Swingline Loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: Jefferies Finance LLC

2.	Assignee: Wells Fargo Principal Lending, LLC

3.	Borrower: SYMBION, INC.

4.	Administrative Agent: MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent under the Credit Agreement.

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5.	Assigned Interest:

Aggregate Amount of All Lenders’ Revolving Commitments and Loans	Amount of Revolving Commitments and Loans Assigned	Percentage of Global Revolving Commitment Assigned	CUSIP
$50,000,000	$12,500,000.00	25%

Effective Date: February 11, 2013
The terms sets forth in this Assignment and Assumption are hereby agreed to:
Jefferies Finance LLC
as Assignor

By:    /s/ Adrian Cioinigel
Name: Adrian Cioinigel
Title:     Assistant Vice President

The terms set forth in this Assignment and Assumption are hereby agreed to:

Wells Fargo Principal Lending, LLC
as Assignee

By:    _______________________________
Name: Elizabeth Eipe
Title:     Authorized Signatory

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Consented to and Accepted:

MORGAN STANLEY SENIOR FUNDING, INC.
as Administrative Agent

By:    /s/ Amanze Iregbulem
Name: Amanze Iregbulen
Title:     Authorized Signatory

Consented to and Accepted:

as Issuing Bank

By:    /s/ Eduardo Diaz-Perez
Name:    Eduardo Diaz-Perez
Title:     Managing Director

MORGAN STANLEY BANK, N.A.,
as Swingline Lender

By:    /s/ Eduardo Diaz-Perez
Name: Eduardo Diaz-Perez
Title: Managing Director

Consented to:

SYMBION, INC.

By:    /s/ Teresa F. Sparks
Name: Teresa F. Sparks
Title:     Senior Vice President of Finance
and Chief Financial Officer

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STANDARD TERMS AND CONDITIONS
FOR ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.
1.1Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.01(f) or 5.01 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by [the][such] Assignee and (vi) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

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